Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 033-15983 on Form N-1A of our reports dated June 12, 2024 relating to the financial statements and financial highlights of Fidelity Small Cap Discovery Fund and Fidelity Small Cap Stock K6 Fund, our reports dated June 13, 2024 relating to the financial statements and financial highlights of Fidelity Large Cap Stock Fund and Fidelity Small Cap Stock Fund, our reports dated June 14, 2024 relating to the financial statements and financial highlights of Fidelity Mid-Cap Stock Fund, Fidelity Series Small Cap Discovery Fund, Fidelity Large Cap Stock K6 Fund, and Fidelity Series Small Cap Core Fund, each a fund of Fidelity Concord Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Concord Street Trust for the year ended April 30, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 20, 2024